Exhibit 99.1
Masimo Announces Preliminary Second Quarter 2024 Revenue and Select Financial Results
Irvine, California, July 9, 2024 - Masimo Corporation (Nasdaq: MASI) today announced preliminary revenue and select financial results for the second quarter ended June 29, 2024.
Preliminary Second Quarter 2024 Revenue and Select Financial Results:
•Consolidated revenue is expected to be approximately $496 million, representing 9% growth on a reported basis and 10% growth on a constant currency basis;
•Healthcare revenue is expected to be approximately $344 million, representing 22% growth on a reported basis and 23% growth on a constant currency basis;
•Non-healthcare revenue is expected to be approximately $152 million, representing a 13% decline on a reported basis and an 11% decline on a constant currency basis;
•Incremental value of new healthcare contracts(1) is expected to be approximately $134 million; and
•Driver shipments(2) are expected to be approximately 58 thousand.
Joe Kiani, Chairman and CEO of Masimo, stated, “We are excited to see the growth and strength of our healthcare business in the second quarter combined with a very strong order backlog as we enter the third quarter. Sensor utilization and hospital census has meaningfully improved from last year. Further, our healthcare team’s ability to dramatically increase our market share has been on full display over the last few years and we are off to a great start in 2024. We achieved a record second quarter in terms of converting customers to our technologies with an expected $134 million of incremental contract value, which is the best sign of a healthy future for Masimo.”
Management plans to discuss Masimo’s complete second quarter 2024 financial results and provide updated fiscal year 2024 financial guidance on the second quarter 2024 earnings call. The preliminary financial information presented in this press release is based on Masimo’s current expectations and may be adjusted as a result of the completion of customary quarterly review procedures and other processes.
For additional details, please reference the investor presentation in the Investor Relations section of the Company’s website at investor.masimo.com.
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(1)     This metric represents total contract revenue over the multi-year term of the contracts, including contracts with new customers and incremental new contracted business with existing customers.
(2)     Represents shipments of non-invasive technology boards and instruments, excluding handheld and fingertip pulse oximeters.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at investor.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency revenue and (ii) constant currency revenue growth percentage. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency revenue and constant currency revenue growth are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Second Quarter 2024 Preliminary Revenue versus Second Quarter 2023 Actuals:

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Three Months Ended
(in millions, except percentages)	June 29, 2024	July 1, 2023
GAAP consolidated revenue	$496	$455
Constant currency revenue adjustments	5	N/A
Non-GAAP consolidated constant currency revenue	$501	$455

GAAP consolidated revenue growth %	9%
Non-GAAP consolidated constant currency revenue growth %	10%
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(1)     May not foot due to rounding.

	Three Months Ended
(in millions, except percentages)	June 29, 2024	July 1, 2023
GAAP healthcare revenue	$344	$281
Constant currency revenue adjustments	2	N/A
Non-GAAP healthcare constant currency revenue	$346	$281

GAAP healthcare revenue growth %	22%
Non-GAAP healthcare constant currency revenue growth %	23%
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(1)     May not foot due to rounding.

	Three Months Ended
(in millions, except percentages)	June 29, 2024	July 1, 2023
GAAP non-healthcare revenue	$152	$174
Constant currency revenue adjustments	3	N/A
Non-GAAP non-healthcare constant currency revenue	$155	$174

GAAP non-healthcare revenue growth %	(13)%
Non-GAAP non-healthcare constant currency revenue growth %	(11)%
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(1)     May not foot due to rounding.

About Masimo
Masimo (Nasdaq: MASI) is a global technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight iconic audio brands, including Bowers & Wilkins®, Denon®, Marantz®, and Polk Audio®. Our mission is to improve life, improve patient outcomes; and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2022-23 U.S. News and World Report Best Hospitals Honor Roll. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively and intermittently, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (Pvi®), RPVi™ (rainbow® Pvi), and Oxygen Reserve Index (Ori™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius-PPG® and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital and home automation and connectivity solutions are centered around Root and the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION, UniView®, UniView :60™, and Masimo SafetyNet™. Masimo’s growing portfolio of health and wellness solutions include Radius T™ and the Masimo W1™ watch, Stork™, Opioid Halo™, Bridge™, and PerL™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
Ori and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including our expectations regarding our second quarter 2024 consolidated revenue, healthcare revenue, non-healthcare revenue, incremental value of new healthcare contracts, driver shipments, revenue growth and order backlog. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: the completion of customary quarterly financial statement review procedures; our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; our ability to successfully integrate Sound United’s brands into our business; our ability to address and expand into new markets; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.